Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed combined consolidated financial information has been prepared using the acquisition method of accounting under the provisions of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification, ASC 805 "Business Combinations", giving effect to Burke & Herbert's proposed acquisition of Summit. Under this method, Summit's assets and liabilities as of the date of the merger will be recorded at their respective fair values and added to those of Burke & Herbert. Any difference between the purchase price for Summit and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. The goodwill resulting from the merger will not be amortized to expense, but instead will be reviewed for impairment at least annually. Any core deposit intangible and other intangible assets with estimated useful lives to be recorded by Burke & Herbert in connection with the merger will be amortized to expense over their estimated useful lives. The financial statements of Burke & Herbert issued after the merger will reflect the results attributable to the acquired operations of Summit beginning on the date of completion of the merger. Effective at 12:01 A.M. Eastern Time on May 3, 2024 (the "Effective Time"), Burke & Herbert Financial Services Corp. ("Burke & Herbert"), a Virginia corporation, completed its merger with Summit Financial Group, Inc. ("Summit"), a West Virginia corporation, pursuant to the Agreement and Plan of Reorganization and accompanying Plan of Merger (the "Merger Agreement") dated August 24, 2023 between Burke & Herbert and Summit.

The following unaudited pro forma condensed combined consolidated financial information and accompanying notes are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of Burke & Herbert and accompanying notes included in Burke & Herbert's Annual Report on Form 10-K for the year ended December 31, 2023, (ii) the historical unaudited consolidated financial statements of Burke & Herbert and accompanying notes included in Burke & Herbert’s quarterly report on Form 10-Q for the three months ended March 31, 2024, (iii) the historical audited consolidated financial statements of Summit and accompanying notes included in Summit's Annual Report on Form 10-K for the year ended December 31, 2023, and (iv) the historical unaudited consolidated financial statements of Summit and accompanying notes included in Summit’s quarterly report on Form 10-Q for the three months ended March 31, 2024, which are incorporated by reference herein.

The unaudited pro forma condensed combined consolidated financial information is provided for illustrative information purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed combined consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Information, which requires the depiction of the accounting for the transaction, which we refer to as transaction accounting adjustments.

Regulation S-X also allows for management adjustments that could include presentation of the reasonably estimable cost savings and revenue enhancements and other transaction effects that have occurred or are reasonably expected to occur. Please note the unaudited pro forma condensed combined consolidated financial information does not include management adjustments for any potential effects of changes in market conditions, revenue enhancements or expense efficiencies, or any post-closing sale of loans or deposits, among other factors.

The following unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2024, combines the historical financial statements of Burke & Herbert and Summit and gives effect to the proposed merger as if the merger occurred on March 31, 2024. The unaudited pro forma condensed combined consolidated income statements give effect to the proposed merger as if the merger occurred on January 1, 2023, for the twelve months ended December 31, 2023, and the three months ended March 31, 2024. Certain reclassification adjustments have been made to Summit's financial statements to conform to Burke & Herbert's financial statement presentation.

The unaudited pro forma condensed combined consolidated financial statements were prepared with Burke & Herbert as the accounting acquirer and Summit as the accounting acquiree under the acquisition method of accounting. Accordingly, the consideration paid by Burke & Herbert to complete the merger of Summit will be allocated to Summit's assets and liabilities based upon their estimated fair values as of the date of completion of the merger. The allocation is dependent upon certain valuations and other studies that have been included in the unaudited condensed pro forma financial statements. The pro forma calculations, shown below, include a closing share price of $51.67, which represents the closing price of Burke & Herbert's common stock on May 2, 2024, and a 10-day average share price of $53.66 used to pay fractional shares as agreed upon within the Merger Agreement, defined as the average of the closing sale prices of Burke & Herbert common stock as reported on the Nasdaq Stock Market, LLC market for the ten (10) full trading days ending on the trading day immediately preceding (but not including) May 3, 2024.

The unaudited pro forma condensed combined consolidated combined statements of income and earnings per share data do not include anticipated cost savings or revenue enhancements. Burke & Herbert is continuing to assess the two companies’ personnel, benefits plans, premises, equipment, computer systems, and service contracts to determine where the companies may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve canceling contracts between either Burke & Herbert or Summit and certain service providers. There is no assurance that the anticipated cost savings will be realized on the anticipated time schedule or at all.

The pro forma combined basic and diluted earnings per share of Burke & Herbert common stock are based on the pro forma combined net income per common share for Burke & Herbert and Summit divided by the pro forma basic or diluted common shares of the combined entities. The pro forma information includes adjustments related to the fair value of assets and liabilities of Summit and is subject to adjustment in accordance with ASC 805 for facts and circumstances that existed as of the merger date as additional information becomes available and as final merger data analyses are performed.

The unaudited pro forma data are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Burke & Herbert's common stock or the actual or future results of operations of Burke & Herbert for any period. Actual results may be materially different than the pro forma information presented.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2024
(in thousands)

PRO FORMA CONDENSED COMBINED BALANCE SHEET
The unaudited pro forma condensed combined balance sheet as of March 31, 2024, is presented as if the merger had occurred on March 31, 2024.

	Burke & Herbert	Summit	Transaction		Combined
	Historical	Historical	Adjustments	Notes	Pro Forma
Assets
Cash and due from banks	$9,152	$23,706	$—		$32,858
Interest-earning deposits with banks	44,925	31,950	(19,250)	(14)	57,625
Cash and cash equivalents	54,077	55,656	(19,250)		90,483
Debt securities available-for-sale, at fair value	1,275,520	490,271	86,306	(3)	1,852,097
Debt securities held-to-maturity, at amortized cost	—	93,737	(93,737)	(3)	—
Equity and other investments	16,357	33,413	—		49,770
Loans held-for-sale, at fair value	2,422	—	—		2,422
Loans	2,118,155	3,697,042	(153,306)	(5)	5,661,891
Allowance for credit losses	(24,606)	(49,232)	(30,136)	(6)	(103,974)
Net loans	2,093,549	3,647,810	(183,442)		5,557,917
Premises and equipment, net	61,576	65,725	13,276	(13)	140,577
Accrued interest receivable	16,328	20,238	—		36,566
Company-owned life insurance	94,755	86,230	—		180,985
Goodwill and other intangible assets	—	73,443	29,770	(8)	103,213
Other assets	81,806	76,361	24,356	(6) (7) (9)	182,523
Total Assets	$3,696,390	$4,642,884	$(142,721)		$8,196,553

Liabilities and Shareholders’ Equity
Liabilities
Non-interest-bearing deposits	$822,767	$605,509	—		$1,428,276
Interest-bearing deposits	2,167,346	3,142,906	(7,136)	(10)	5,303,116
Total deposits	2,990,113	3,748,415	(7,136)		6,731,392
Borrowed funds	360,000	262,989	—		622,989
Subordinated debentures & trust preferred securities	—	123,493	(16,466)	(11)	107,027
Accrued interest and other liabilities	26,969	53,706	—		80,675
Total Liabilities	3,377,082	4,188,603	(23,602)		7,542,083

Shareholders’ Equity
Preferred Stock	—	14,920	(4,507)	(2) (12)	10,413
Common Stock	4,006	36,717	(33,014)	(2)	7,709
Additional paid-in capital	15,308	93,518	289,812	(2)	398,638
Retained earnings	428,532	316,375	(378,659)	(2) (6) (14)	366,248
Accumulated other comprehensive income (loss)	(100,954)	(7,249)	7,249	(2)	(100,954)
Treasury stock	(27,584)	—	—		(27,584)
Total Shareholders’ Equity	319,308	454,281	(119,119)		654,470
Total Liabilities and Shareholders’ Equity	$3,696,390	$4,642,884	$(142,721)		$8,196,553

Unaudited Pro Forma Condensed Combined Income Statement
For the Three Months Ended March 31, 2024
(in thousands except share and per share data)

PRO FORMA CONDENSED COMBINED INCOME STATEMENT
The unaudited pro forma condensed combined income statement for the three months ended March 31, 2024, are presented as if the merger had occurred on January 1, 2023.

	Burke & Herbert	Summit	Transaction		Combined
	Historical	Historical	Adjustments	Notes	Pro Forma
Interest income
Loans, including fees	$28,045	$59,249	$13,446	(5)	$100,740
Taxable securities	8,943	5,025	2,396	(3) (4)	16,364
Tax-exempt securities	1,361	1,116	—		2,477
Other interest income	396	132	—		528
Total interest income	38,745	65,522	15,842		120,109
Interest expense
Deposits	12,931	21,430	593	(10)	34,954
Short-term borrowings	3,655	2,661	—		6,316
Long-term borrowings and subordinated debt	—	1,508	1,412	(11)	2,920
Other interest expense	28	—	—		28
Total interest expense	16,614	25,599	2,005		44,218
Net interest income	22,131	39,923	13,837		75,891
Provision for (recapture of) credit losses	(670)	—	—		(670)
Net interest income after credit loss expense	22,801	39,923	13,837		76,561
Non-interest income
Fiduciary and wealth management	1,419	847	—		2,266
Service charges, fees, & card revenue	1,606	3,556	—		5,162
Net gains (losses) on securities	—	(54)	—		(54)
Income from life insurance	547	463	—		1,010
Other non-interest income	682	266	—		948
Total non-interest income	4,254	5,078	—		9,332
Non-interest expense
Salaries, wages and employee benefits	11,883	12,058	—		23,941
Occupancy	1,538	1,695	79	(7)	3,312
Equipment rentals, depreciation and maintenance	1,281	2,508	472	(13)	4,261
Amortization of intangibles	—	987	4,083	(8)	5,070
Merger-related expenses	—	53	—		53
Other operating	6,463	5,657	—		12,120
Total non-interest expense	21,165	22,958	4,634		48,757
Income before income taxes	5,890	22,043	9,203		37,136
Income tax expense	678	4,996	2,117		7,791
Net income	5,212	17,047	7,086		29,345
Preferred stock dividends	—	225	—		225
Net income applicable to common shares	$5,212	$16,822	$7,086		$29,120
Earnings per common share:
Basic	$0.70	$1.15	$0.11	(a)	$1.96
Diluted	$0.69	$1.14	$0.12	(a)	$1.95
Weighted average number of shares	7,433,481	14,683,596	(7,278,659)	(a)	14,838,418
Weighted average dilutive shares	7,527,489	14,750,052	(7,311,601)	(a)	14,965,940

(a) Summit average number and diluted were adjusted by the exchange ratio to calculate pro forma EPS calculations

Unaudited Pro Forma Condensed Combined Income Statement
For the Twelve Months Ended December 31, 2023
(in thousands except share and per share data)

PRO FORMA CONDENSED COMBINED INCOME STATEMENT
The unaudited pro forma condensed combined income statement for the fiscal year ended December 31, 2023, are presented as if the merger had occurred on January 1, 2023.

	Burke & Herbert	Summit	Transaction		Combined
	Historical	Historical	Adjustments	Notes	Pro Forma
Interest income
Loans, including fees	$101,800	$217,855	$42,583	(5)	$362,238
Taxable securities	37,179	18,412	9,635	(3) (4)	65,226
Tax-exempt securities	5,615	5,549	—		11,164
Other interest income	2,302	732	—		3,034
Total interest income	146,896	242,548	52,218		441,662
Interest expense
Deposits	39,195	73,191	3,568	(10)	115,954
Short-term borrowings	13,856	6,816	—		20,672
Long-term borrowings and subordinated debt	—	5,972	5,678	(11)	11,650
Other interest expense	86	—	—		86
Total interest expense	53,137	85,979	9,246		148,362
Net interest income	93,759	156,569	42,972		293,300
Provision for (recapture of) credit losses	214	12,250	27,944	(6)	40,408
Net interest income after credit loss expense	93,545	144,319	15,028		252,892
Non-interest income
Fiduciary and wealth management	5,354	3,436	—		8,790
Service charges, fees, & card revenue	6,670	14,276	—		20,946
Net gains (losses) on securities	(112)	474	—		362
Income from life insurance	2,844	1,576	—		4,420
Other non-interest income	3,196	1,114	—		4,310
Total non-interest income	17,952	20,876	—		38,828
Non-interest expense
Salaries, wages and employee benefits	48,648	46,296	—		94,944
Occupancy	6,035	5,851	395	(7)	12,281
Equipment rentals, depreciation and maintenance	5,770	9,094	1,897	(13)	16,761
Amortization of intangibles	—	3,335	15,760	(8)	19,095
Merger-related expenses	—	6,444	25,000	(14)	31,444
Other operating	25,983	23,773	—		49,756
Total non-interest expense	86,436	94,793	43,052		224,281
Income before income taxes	25,061	70,402	(28,024)		67,439
Income tax expense	2,369	15,163	(6,446)		11,086
Net income	22,692	55,239	(21,578)		56,353
Preferred stock dividends	—	900	—		900
Net income applicable to common shares	$22,692	$54,339	$(21,578)		$55,453
Earnings per common share:
Basic	$3.05	$3.82	$(3.07)	(a)	$3.80
Diluted	$3.02	$3.81	$(3.06)	(a)	$3.77
Weighted average number of shares	7,428,042	14,206,811	(7,042,317)	(a)	14,592,536
Weighted average dilutive shares	7,506,855	14,249,129	(7,063,294)	(a)	14,692,690

(a) Summit average number and diluted were adjusted by the exchange ratio to calculate pro forma EPS calculations

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
($ in thousands, except share information)

1.Transaction Accounting Adjustments

At the Effective Time of the merger, each share of Summit common stock, par value $2.50 per share, outstanding immediately prior to the Effective Time, was converted into the right to receive 0.5043 of shares (the "Exchange Ratio") of Burke & Herbert common stock, par value $0.50 per share. Holders of Summit common stock received cash in lieu of fractional shares. In addition, each share of Summit series 2021 preferred stock issued and outstanding immediately prior to the Effective Time of the merger was converted into the right to receive one share of new Burke & Herbert preferred stock, having rights, preferences, privileges and voting powers and limitations and restrictions thereof that are not materially less or more favorable to the holders of the Summit series 2021 preferred stock. The merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

Pursuant to the Merger Agreement also provides that, at the Effective Time, each Summit RSU that is outstanding and unsettled as of the date of the Merger Agreement, will automatically and without any required action on the part of the holder thereof, convert into a RSU award in respect of shares of the continuing corporation’s common stock on the same terms and conditions as were applicable under the Summit RSU (each such converted RSU award, a "Replacement RSU"), provided that, the number of shares of continuing corporation common stock underlying such Replacement RSU equaled the product of (i) the number of shares of Summit common stock underlying such Summit RSU, multiplied by (ii) the exchange ratio, with any fractional share rounded down to the next lower whole number of shares.

Pursuant to the Merger Agreement provides that, at the Effective Time, each Summit SAR in effect prior to the Effective Time that may be settled in Summit common stock, whether vested or unvested or exercised but unsettled, shall, by virtue of the merger and without any action on the part of the Summit SAR holder, convert into a SAR of Burke & Herbert, as the continuing corporation (each, a "Replacement SAR"), on the same terms and conditions as were applicable to the Summit SAR. The number of Burke & Herbert shares that underly each Replacement SAR equaled the product of (i) the number of shares of Summit common stock underlying the Summit SAR, multiplied by (ii) the exchange ratio, with any fractional share rounded down to the next lower whole number of shares. Certain Summit SAR agreements had a change-in-control feature that resulted in acceleration of the entire unvested portion of a SAR award to become vested with the ability to exercise prior to the expiration of the option.

The total estimated fully diluted transaction value (inclusive of the implied value of unvested restricted stock unit awards, outstanding in-the-money stock appreciation rights of Summit including the awards that are accelerated, the fair value of the preferred stock, and the cash paid for fractional shares) for the purpose of this pro forma financial information is approximately $397.4 million, based on Burke & Herbert’s closing price of $51.67 per share on May 2, 2024. The following is a summary of the fair value of assets acquired and liabilities assumed resulting in goodwill. Goodwill is created when the purchase price consideration exceeds the fair value of the net assets acquired or a bargain purchase gain results when the current fair value of the net assets acquired exceeds the purchase price consideration. For purposes of this analysis as of March 31, 2024, goodwill of $34.5 million results from the transaction; however, the final purchase accounting analysis will be performed as of the merger date and amounts therein are subject to change based on operations subsequent to March 31, 2024, as additional information becomes available and as additional analyses are performed.

	Summit Book	Fair		Summit Fair
	Value	Value		Value
($ in thousands)	3/31/2024	Adjustments	Notes	3/31/2024
Total purchase price consideration				$397,446
Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and equivalents	$55,656			$55,656
Securities, available-for-sale, at fair value	490,271			490,271
Securities, held-to-maturity, at amortized cost	93,737	$(7,431)	(3)	86,306
Equity and other investments	33,413			33,413
Loans, gross	3,697,042	(153,306)	(5)	3,543,736
Allowance for credit losses	(49,232)	25,752	(6)	(23,480)
Loans, net of allowance	3,647,810	(127,554)		3,520,256
Premises and equipment, net	65,725	13,276	(13)	79,001
Accrued interest receivable	20,238			20,238
Company-owned life insurance	86,230			86,230
Goodwill and intangibles	73,443	(4,683)	(8)	68,760
Other assets	76,361	11,502	(7)(9)	87,863
Total identifiable assets acquired	4,642,884	(114,890)		4,527,994
Deposits	3,748,415	(7,136)	(10)	3,741,279
Borrowings	262,989			262,989
Subordinated debentures and trust preferred securities	123,493	(16,466)	(11)	107,027
Accrued interest and other liabilities	53,706			53,706
Total liabilities	4,188,603	(23,602)		4,165,001
Total identifiable net assets	$454,281	$(91,288)		$362,993
Pro Forma Goodwill				$34,453

($ in thousands, except share information)
Purchase Price	3/31/2024
Common shares of Summit Financial Group, Inc.	14,686,738
Total shares to be exchanged	14,686,738
Exchange ratio	0.5043
Burke & Herbert Shares to be Issued	7,406,521
Price per share of Burke & Herbert common stock	$51.67
Purchase price consideration for common stock	382,695
Implied value of stock appreciation rights ("SARs") and restricted stock units	4,336
Cash paid for fractional shares	2
Fair value of preferred stock	10,413
Fully diluted transaction value	397,446
Pro Forma Goodwill	$34,453

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2024 & Adjustments to the Unaudited Pro Forma Condensed Combined Income Statements as of December 31, 2023, and March 31, 2024

2. The Pro Forma Condensed Combined Balance Sheet was adjusted to reflect the reversal of Summit’s historical equity accounts, the purchase price considerations, the fair value adjustments, and the after-tax provision expense for non-PCD loans to record the necessary transaction accounting adjustments for common stock, additional paid in capital ("APIC"), retained earnings, accumulated other comprehensive income ("AOCI"), and preferred equity.

		Balance Sheet
($ in thousands, except share information)		3/31/2024
Transaction accounting adjustment for common stock
Reversal of Summit's common stock		$(36,717)
Number of Burke & Herbert shares issued	7,406,521
Par value of Burke & Herbert common stock	$0.50
Par value of Burke & Herbert shares issued for merger		3,703
Total transaction accounting adjustment for common stock		$(33,014)

		Balance Sheet
($ in thousands, except share information)		3/31/2024
Transaction accounting adjustment for APIC
Reversal of Summit's common stock to APIC		$36,717
Reversal of Summit's retained earnings to APIC		316,375
Reversal of Summit's AOCI to APIC		(7,249)
Reversal of Summit's preferred equity		14,920
Summit shares outstanding	14,686,738
Exchange ratio	0.5043
Number of Burke & Herbert shares issued	7,406,521
Value assigned to Burke & Herbert common shares	$51.67
Purchase price consideration for common stock	382,695
Implied value of stock appreciation rights ("SARs") & restricted stock units	4,336
Cash paid for fractional shares using 10 day average	2
Less: par value of Burke & Herbert common stock issued for merger	3,703
APIC adjustment for Burke & Herbert shares issued	383,330
Less: Summit equity	(454,281)
Net adjustment to APIC for stock consideration		(70,951)
Total transaction accounting adjustment for APIC		$289,812

		Balance Sheet
($ in thousands)		3/31/2024
Transaction accounting adjustment for retained earnings
Reversal of Summit's retained earnings		$(316,375)
Provision for credit losses for Non-PCD loans (see note 6)		(21,517)
Total transaction accounting adjustments for retained earnings		$(337,892)

		Balance Sheet
($ in thousands)		3/31/2024
Transaction accounting adjustments for AOCI
Reversal of Summit's AOCI		$7,249
Total transaction accounting adjustment for AOCI		$7,249

Balance Sheet
($ in thousands)	3/31/2024
Transaction accounting adjustments for AOCI
Reversal of Summit's preferred equity	$(14,920)
Fair Value of preferred equity	10,413
Total transaction accounting adjustment for AOCI	$(4,507)

3. Securities held to maturity were recorded at amortized cost at March 31, 2024; therefore, the balance sheet requires a fair value adjustment of $(7.4) million. The income statement adjustment includes prospective reclassification of the fair value adjustment that will be accreted into income based on the expected life of the securities. Post-merger, all of the securities held to maturity were reclassified as securities available-for-sale resulting in a transaction adjustment of $(86.3) million to the debt securities available-for-sale.

	Balance Sheet	Income Statement
($ in thousands)	3/31/2024	12/31/2023	3/31/2024
Transaction accounting adjustments for debt securities held-to-maturity, at amortized cost
Fair value adjustment on debt securities held-to-maturity, at amortized cost	$(7,431)	$1,239	$309
Debt securities held-to-maturity, at amortized cost moved to debt securities available-for-sale, at fair value	(86,306)	—	—
Total held-to-maturity securities adjustment	$(93,737)	$1,239	$309

4. Securities available-for-sale were recorded at fair value at March 31, 2024; therefore, no balance sheet adjustment is necessary. Income statement adjustment includes a prospective reclassification of existing available-for-sale securities fair value adjustment of $(42.0) million that will be accreted into income based on the expected life of the securities.

	Balance Sheet	Income Statement
($ in thousands)	3/31/2024	12/31/2023	3/31/2024
Debt securities available-for-sale, at fair value	$—	$8,396	$2,087

5. Loans were adjusted to reflect the fair value discount for acquired PCD and non-PCD loans of $(153.3) million of which $(172.6) million is assigned to non-PCD loans (overall fair value adjustment) and PCD loans (just non-credit fair value adjustment) on loans acquired and $19.3 million represents reversal of deferred loan fees and fair value adjustments, net. The accruing loan fair value adjustments will be substantially recognized over the expected life of the loans.

	Balance Sheet	Income Statement
($ in thousands)	3/31/2024	12/31/2023	3/31/2024
Fair value adjustments on loans acquired
Non-PCD loans fair value	$(134,549)	28,347	8,198
PCD loans non-credit fair value	(38,069)	14,236	5,248
PCD loans credit fair value	(23,480)	—	—
Total fair value adjustment assigned to loans	(196,098)	42,583	13,446
Reversal of deferred loan fees and fair value adjustments, net	19,312	—	—
Gross-up for PCD loans	23,480	—	—
Total loan fair value adjustment	$(153,306)	$42,583	$13,446

6. Allowance for credit losses was adjusted to reverse Summit’s existing allowance for credit losses of $49.2 million and to include the gross-up adjustment for PCD loans of $(23.5) million. Additionally, the allowance for credit losses was adjusted to include an additional provision as required by U.S. generally accepted accounting principles for acquired non-PCD loans of $(27.9) million. The pro forma condensed combined income statement does not include a one-time after-tax provision expense of $(21.5) million; however, the pro forma condensed balance sheet does reflect this amount as a direct equity adjustment.

	Balance Sheet	Income Statement
($ in thousands)	3/31/2024	12/31/2023	3/31/2024
Allowance for credit losses
Reversal of existing allowance for credit losses	$49,232	$—	$—
PCD allowance for credit losses	(23,480)	—	—
Total adjustment to allowance for credit losses excluding CECL ACL for non-PCD loans (see note (1))	25,752	—	—
CECL ACL for Non-PCD loans	(27,944)	—	—
Total adjustment to allowance for credit losses	$(2,192)	$—	$—

Retained Earnings Impact to non-PCD
Deferred tax asset impact (using 23% tax rate) (included within Other Assets)	$6,427	$—	$—
Retained Earnings impact (see note (1 & 2))	$(21,517)	$—	$—

7. Other assets were adjusted to record a fair value adjustment for lease contracts of $1.2 million. This fair value adjustment will be amortized into income based on the expected life of the lease contracts.

	Balance Sheet	Income Statement
($ in thousands)	3/31/2024	12/31/2023	3/31/2024
Other assets	$1,184	$(395)	$(79)

8. A balance sheet adjustment to intangible assets was made to reflect the reversal of existing core deposit intangible ("CDI") of $(20.4) million, reversal of existing goodwill of $(53.0) million, and to record the acquired CDI fair value of $68.8 million. The pro forma condensed income statement adjustments reflect the acquired CDI amortization upon an expected life of 7 years and the reversal of the existing CDI amortization reflected in the Summit stand-alone income statement.

	Balance Sheet	Income Statement
($ in thousands)	3/31/2024	12/31/2023	3/31/2024
Core deposit intangible asset
Reversal of existing core deposit intangible	$(20,400)	$1,440	$217
Core deposit intangible asset	68,760	(17,200)	(4,300)
Total core deposit intangible asset	$48,360	$(15,760)	$(4,083)

Goodwill adjustment
Reversal of existing goodwill adjustment	$(53,043)	$—	$—

Transaction Goodwill
Goodwill booked in transaction (see note (1))	34,453	—	—
Total adjustments	$29,770	$(15,760)	$(4,083)

9. The balance sheet adjustment reflects the net deferred tax asset / liability established for the reversal of the CDI, the fair value adjustments and the elimination of prior deferred positions upon the transaction, using an effective tax rate of 23%.

	Balance Sheet	Income Statement
($ in thousands)	3/31/2024	12/31/2023	3/31/2024
Deferred Tax Asset / Liability Impact
Fair value purchase accounting adjustments and elimination of prior deferred positions	$(93,221)	$—	$—
CDI reversal and recognition adjustment	48,360	—	—
Total items subject to tax impact	$(44,861)	$—	$—
Tax impact (using a 23% tax rate)	$10,318	$—	$—

10. Time deposits were adjusted to reflect the fair value adjustment based on current interest rates for similar instruments. The fair value adjustment will be amortized based upon the maturities of the time deposits.

	Balance Sheet	Income Statement
($ in thousands)	3/31/2024	12/31/2023	3/31/2024
Time Deposits	$(7,136)	$(3,568)	$(593)

11. Subordinated debt & trust preferred securities were adjusted to reflect the fair value adjustments based on current interest rates for similar instruments. This fair value adjustment will be amortized based upon the maturities of these liabilities.

	Balance Sheet	Income Statement
($ in thousands)	3/31/2024	12/31/2023	3/31/2024
Subordinated debt & trust preferred securities	$(16,466)	$(5,678)	$(1,412)

12. Preferred stock was adjusted to reflect the fair value adjustment using market-based pricing for similar instruments. The fair value adjustment for an equity account does not impact earnings.

	Balance Sheet	Income Statement
($ in thousands)	3/31/2024	12/31/2023	3/31/2024
Preferred stock	$(4,507)	$—	$—

13. Balance sheet adjustment to reflect the fair value adjustment of Summit's fixed assets based on current market value. The increase in fair value will be depreciated over an estimated 7 year useful life on a straight line basis.

	Balance Sheet	Income Statement
($ in thousands)	3/31/2024	12/31/2023	3/31/2024
Premises and equipment, net	$13,276	$(1,897)	$(472)

14. Merger Cost Adjustment: This adjustment represents the merger costs incurred after the Effective Time that impacted the balance sheet and the income statement. The adjustments impacting the balance sheet are an after-tax adjustment reducing our cash position and a reduction in our retained earnings. The gross adjustment is reflected on the income statement line item merger related expenses.

	Balance Sheet	Income Statement
($ in thousands)	3/31/2024	12/31/2023	3/31/2024
Transaction accounting adjustments for merger costs
Merger-related expenses	$25,000	$25,000	$—
Tax Impact	(5,750)	(5,750)	—
Merger-related expenses (after-tax)	$19,250	$19,250	$—